Exhibit 99.1

Rafael Holdings Reports Third Quarter Fiscal Year 2020 Results

NEWARK, NJ – June 9, 2020: Rafael Holdings, Inc., (NYSE: RFL), reported revenue of $1.2 million and a loss per share of $0.14 for the fiscal quarter ended April 30, 2020.

Q3 FY 2020 Consolidated Highlights

●	Revenue of $1.2 million in Q3 FY2020, generated by Rafael Holdings’ real estate portfolio, decreased from $1.4 million in the year-ago quarter. The loss per share of $0.14 increased from $0.07 in the year ago quarter largely on increased R&D expense incurred by the Barer Institute.

Rafael Pharmaceuticals

●	On May 26, 2020, Rafael Pharma announced positive results of a single-arm, open-label, Phase 1 study of CPI-613® (devimistat) with gemcitabine and nab-paclitaxel in patients with locally advanced or metastatic pancreatic cancer. The data was presented at the American Society of Clinical Oncology (ASCO) 2020 Virtual Scientific Program.

●	On April 28, 2020, Rafael Pharma announced the expansion of its Phase 2 clinical trial of CPI-613® (devimistat) for patients with relapsed or refractory Burkitt’s lymphoma/leukemia. The clinical trial began enrolling patients at MD Anderson Cancer Center, where Dr. Raphael Steiner serves as principal investigator.

●	On March 24, 2020, Rafael Pharma announced that it had enrolled more than 75% of the 500 patients needed for its pivotal Phase 3 clinical trial for metastatic pancreatic cancer (AVENGER 500). The trial is evaluating the efficacy and safety of Rafael’s lead compound CPI-613® (devimistat) in combination with modified FOLFIRINOX (mFFX) as first-line therapy.

LipoMedix

At April 30, 2020, Rafael Holdings held 57.9% of the issued and outstanding ordinary shares of LipoMedix, a development-stage Israeli company focused on the development of an innovative, safe and effective cancer therapy based on liposome delivery.

●	Lipomedix was awarded a Seal of Excellence for its Promitil project by European Innovation Council of the European Union.

●	LipoMedix’s Phase IB study of Promitil in Israel continued to enroll patients with advanced cancer requiring palliative radiotherapy for inoperable tumors or metastatic disease.

Barer Institute

Rafael Holdings increased its investment in pharmaceutical development through its Barer Institute subsidiary. The Barer Institute is currently testing indications for lead compounds targeting cancer metabolism and has initiated a preclinical in-licensing effort on selected compounds that target the unique mechanisms of cancer.

Remarks by Howard Jonas, Chairman and CEO of Rafael Holdings

“Rafael Holdings’ key pharmaceutical investments, Rafael Pharma and LipoMedix and our wholly owned Barer Institute, continue to execute on their development and clinical programs despite the challenges posed by the worldwide Covid-19 pandemic. I am especially gratified that Rafael Pharma has surpassed the 80% enrollment milestone in its pivotal Phase 3 Avenger 500 study of patients with pancreatic cancer. The Barer Institute is evaluating promising candidates for potential clinical development programs. And finally, we continue to work to monetize our New Jersey real estate assets, while our asset in Israel is now fully leased.”

About Rafael Holdings, Inc.:

Rafael Holdings is focused on development of novel cancer therapies. The company is a significant investor in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. Through its wholly owned Barer Institute subsidiary, the company is developing a pipeline of compounds focused on the regulation of cancer metabolism. The company also holds commercial real estate assets in New Jersey and Jerusalem. For more information, visit www.rafaelholdings.com.

Contact:
Rafael Holdings

David Polinsky

Chief Financial Officer

P: (212) 658-1450

E: invest@rafaelholdings.com

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share data)

	April 30,	July 31,
	2020	2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,430	$12,024
Trade accounts receivable, net of allowance for doubtful accounts of $143 and $122 at April 30, 2020 and July 31, 2019, respectively	261	450
Due from Rafael Pharmaceuticals	135	280
Prepaid expenses and other current assets	336	507
Total current assets	9,162	13,261

Property and equipment, net	47,811	48,733
Investments – Rafael Pharmaceuticals	70,018	70,018
Investments – Other Pharmaceuticals	1,705	2,000
Investments – Hedge Funds	5,617	5,125
Equity investment – RP Finance	53	—
Deferred income tax assets, net	6	19
In-process research and development and patents	1,575	1,575
Other assets	1,484	1,412

TOTAL ASSETS	$137,431	$142,143

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$700	$795
Accrued expenses	728	605
Other current liabilities	57	27
Total current liabilities	1,485	1,427

Due to Related Party	27	65
Convertible note, net of discount of $0 and $54 – Related Party	—	14,946
Other liabilities	92	292
Accrued interest on convertible note – Related Party	—	649
TOTAL LIABILITIES	1,604	17,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 50,000,000 shares authorized, 787,163 shares issued and outstanding as of April 30, 2020 and July 31, 2019	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 15,034,931 issued and 15,028,869 outstanding as of April 30, 2020 and 13,142,502 shares issued and outstanding as of July 31, 2019	149	131
Additional paid-in capital	128,998	112,898
Accumulated deficit	(10,850)	(5,840)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,752	3,784
Total equity attributable to Rafael Holdings, Inc.	122,057	110,981
Noncontrolling interests	13,770	13,783
TOTAL EQUITY	135,827	124,764

TOTAL LIABILITIES AND EQUITY	$137,431	$142,143

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019

REVENUE:
Rental – Third Party	$360	$588	$1,076	$1,277
Rental – Related Party	523	521	1,570	1,564
Parking	221	268	664	688
Other – Related Party	120	—	360	—
Total Revenue	1,224	1,377	3,670	3,529

COSTS AND EXPENSES
Selling, general and administrative	2,081	2,059	6,343	5,228
Research and development	634	300	1,327	949
Depreciation and amortization	474	436	1,413	1,296
Loss from Operations	(1,965)	(1,418)	(5,413)	(3,944)
Interest (expense) income, net	—	(221)	(31)	647
Net gain (loss) resulting from foreign exchange transactions	—	19	(5)	19
Gain on sales of marketable securities, net	—	—	—	330
Impairment of investments – Other Pharmaceuticals	(295)	—	(295)	—
Unrealized (loss) gain on investments – Hedge Funds	(28)	466	492	414
Loss Before Income Taxes	(2,288)	(1,154)	(5,252)	(2,534)
(Provision for) benefit from income taxes	(8)	7	(24)	21
Equity in earnings of RP Finance	53	—	53	—
Consolidated Net Loss	(2,243)	(1,147)	(5,223)	(2,513)
Net loss attributable to noncontrolling interests	(84)	(142)	(213)	(6)
Net Loss Attributable to Rafael Holdings, Inc.	$(2,159)	$(1,005)	$(5,010)	$(2,507)

OTHER COMPREHENSIVE LOSS
Net Loss	$(2,243)	$(1,147)	$(5,223)	$(2,513)
Foreign currency translation adjustments	(4)	(54)	(32)	(52)
Total Comprehensive Loss	(2,247)	(1,201)	(5,255)	(2,565)
Comprehensive (loss) income attributable to noncontrolling interests	(3)	(18)	(19)	5
Total Comprehensive Loss attributable to Rafael Holdings, Inc.	$(2,244)	$(1,183)	$(5,236)	$(2,570)

Loss Per Share:
Basic and diluted	$(0.14)	$(0.07)	$(0.32)	$(0.19)

Weighted average number of shares used in calculation of loss per share:
Basic and diluted	15,813,679	13,924,691	15,747,709	13,055,037

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended April 30,
	2020	2019
Operating activities
Net loss	$(5,223)	$(2,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,413	1,296
Deferred income taxes	13	(24)
Interest income on Series D Convertible Note	—	(848)
Net gain on sales of marketable securities	—	(330)
Impairment of investments – Other Pharmaceuticals	295	—
Unrealized gain on investments – Hedge Funds	(492)	(414)
Equity in earnings of RP Finance	(53)	—
Provision for doubtful accounts	48	86
Non-cash compensation	546	269
Amortization of debt discount	54	11
Change in assets and liabilities:
Trade accounts receivable	141	(471)
Prepaid expenses and other current assets	171	(419)
Other assets	(72)	(180)
Accounts payable and accrued expenses	28	91
Due to/from related parties	107	473
Accrued interest – Related Party	19	418
Other current liabilities	—	(5)
Other liabilities	30	22
Net cash used in operating activities	(2,975)	(2,538)

Investing activities
Purchases of property and equipment	(491)	(364)
Proceeds from sale and maturity of marketable securities, net	—	25,031
Investment in Rafael Pharmaceuticals	—	(55,870)
Net cash used in investing activities	(491)	(31,203)

Financing activities
Contribution from noncontrolling interest of consolidated entity	—	4,587
Repayment of Loan from Rafael Pharmaceuticals	—	3,300
Proceeds from exercise of options	29	190
Proceed from sale of shares	—	7,777
Proceeds from convertible notes payable - Related Party	—	15,000
Payments for taxes related to shares withheld for employee taxes	(125)	—
Net cash (used in) provided by financing activities	(96)	30,854
Effect of exchange rate changes on cash and cash equivalents	(32)	53
Net decrease in cash and cash equivalents	(3,594)	(2,834)
Cash and cash equivalents at beginning of period	12,024	15,803
Cash and cash equivalents at end of period	$8,430	$12,969

Supplemental Schedule of Non-Cash Investing and Financing Activities
Adoption effect of ASU 2016-01	$—	$39
Beneficial conversion feature of convertible debt – Related Party	$—	$71
Debt and accrued interest converted to Series D Preferred Stock	$—	$10,848
Related Party deposit utilized to purchase Class B Common Stock	$—	$864
Conversion of LipoMedix Bridge Note	$200	$—
Conversions of Related Party convertible notes payable and accrued interest	$15,668	$—

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